                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                  EXCHANGE ACT OF 1934 (AMENDMENT NO.       )

FILED BY THE REGISTRANT [X]       FILED BY A PARTY OTHER THAN THE REGISTRANT [ ]

--------------------------------------------------------------------------------

Check the appropriate box:
[X] Preliminary Proxy Statement
[ ] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12
[ ] Confidential, for Use of the Commission Only (as permitted by Rule
    14a-6(e)(2))

                      VERTEX PHARMACEUTICALS INCORPORATED
                (Name of Registrant as Specified In Its Charter)

                      VERTEX PHARMACEUTICALS INCORPORATED
                   (Name of Person(s) Filing Proxy Statement)

PAYMENT OF FILING FEE (CHECK THE APPROPRIATE BOX):
[X] No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

   1) Title of each class of securities to which transaction applies:

   2) Aggregate number of securities to which transaction applies:

   3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

   4) Proposed maximum aggregate value of transaction:

   5) Total fee paid:

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

   1) Amount Previously Paid:

   2) Form, Schedule or Registration Statement No.:

   3) Filing Party:

   4) Date Filed:

--------------------------------------------------------------------------------

[VERTEX LOGO]

                                                                   APRIL 7, 1997

Dear Fellow Stockholder:

     You are cordially invited to attend the Annual Meeting of Stockholders of Vertex Pharmaceuticals Incorporated to be held on Thursday, May 8, 1997, at 9:30 a.m. at the Company's headquarters at 130 Waverly Street, Cambridge, Massachusetts.

     The accompanying Notice of Annual Meeting of Stockholders and Proxy Statement describe the matters that will be presented at the meeting. This year, in addition to the election of three directors and approval of the Company's accountants, stockholders are being asked to approve amendments to the Company's Restated Articles of Organization to increase the number of authorized shares of common stock, $.01 par value, from 50,000,000 to 100,000,000 and to increase the number of authorized shares of preferred stock, $.01 par value, from 1,000,000 to 5,000,000, and to approve the Company's 1996 Stock and Option Plan, a copy of which is attached to the Proxy Statement.

     Regardless of the number of shares of Common Stock you may own, your votes are important. YOU ARE URGED TO VOTE, SIGN, DATE AND MAIL THE ENCLOSED PROXY CARD PROMPTLY, whether or not you plan to attend the meeting in person. This will ensure your proper representation at the meeting.

     Thank you for giving these materials your careful consideration.

                                           Sincerely,

                                           /s/ Joshua Boger
                                           -----------------------------------
                                           JOSHUA BOGER
                                           President and Chief Executive Officer



      VERTEX PHARMACEUTICALS INCORPORATED, 130 WAVERLY STREET, CAMBRIDGE,
                            MASSACHUSETTS 02139-4242
                  TELEPHONE (617) 577-6000, FAX (617) 577-6680

                      VERTEX PHARMACEUTICALS INCORPORATED
                               130 WAVERLY STREET
                            CAMBRIDGE, MA 02139-4242
                                 (617) 577-6000

                            ------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                                  MAY 8, 1997

     Notice is hereby given that the 1997 Annual Meeting of Stockholders of Vertex Pharmaceuticals Incorporated (hereinafter referred to as the "Company") will be held on Thursday, May 8, 1997, at 9:30 a.m. at the Company's headquarters, 130 Waverly Street, Cambridge, Massachusetts, for the following purposes:

(1) To elect one (1) director to the class of directors whose term expires in 1998;

(2) To elect two (2) directors to the class of directors whose term expires in 2000;

(3) To approve an amendment to the Company's Restated Articles of Organization to increase the number of authorized shares of common stock, $.01 par value per share (the "Common Stock"), of the Company from 50,000,000 to 100,000,000;

(4) To approve an amendment to the Company's Restated Articles of Organization to increase the number of authorized shares of preferred stock, $.01 par value per share (the "Preferred Stock"), of the Company from 1,000,000 to 5,000,000;

(5) To approve the 1996 Stock and Option Plan;

(6) To approve the appointment of independent accountants for the year ending December 31, 1997; and

(7) To consider and act upon such other business as may properly come before the meeting.

     Reference is hereby made to the accompanying Proxy Statement for more complete information concerning the matters to be acted upon at the meeting.

     Holders of record of the Company's Common Stock at the close of business on March 14, 1997 (the "Record Date") are entitled to vote at the Annual Meeting or at any adjournments thereof. All stockholders are invited to attend the meeting in person.

HOLDERS OF RECORD OF COMMON STOCK AS OF THE RECORD DATE ARE URGED TO VOTE, SIGN, DATE, AND RETURN THEIR PROXIES IN THE ENCLOSED ENVELOPE. NO POSTAGE NEED BE AFFIXED IF MAILED IN THE UNITED STATES. HOLDERS OF RECORD OF THE COMMON STOCK AS OF THE RECORD DATE WHO DO ATTEND THE MEETING AND WISH TO VOTE IN PERSON MAY REVOKE THEIR PROXIES.

                                          By Order of the Board of Directors


                                          RICHARD H. ALDRICH
                                          Clerk

April 7, 1997

                      VERTEX PHARMACEUTICALS INCORPORATED

                               130 WAVERLY STREET
                            CAMBRIDGE, MA 02139-4242
                                 (617) 577-6000

                                PROXY STATEMENT

                    FOR 1996 ANNUAL MEETING OF STOCKHOLDERS

                             TO BE HELD MAY 8, 1996

     This Proxy Statement, with the enclosed proxy card, is being furnished to stockholders of Vertex Pharmaceuticals Incorporated ("Vertex" or the "Company"), a Massachusetts corporation, in connection with the solicitation by the Company's Board of Directors (the "Board") of proxies to be voted at the Company's 1997 Annual Meeting of Stockholders to be held on May 8, 1997 at 9:30 a.m. at the Company's headquarters, 130 Waverly Street, Cambridge, Massachusetts, and at any adjournments thereof (the "Meeting").

     This Proxy Statement and the enclosed proxy card are first being mailed or otherwise furnished to stockholders of the Company on or about April 7, 1997. The Annual Report to Stockholders for the fiscal year ended December 31, 1996 is being mailed to the stockholders with this Proxy Statement, but does not constitute a part hereof.

     The Company has retained D. F. King & Co., Inc. to assist in the solicitation of proxies at an estimated cost of approximately $3,000. Proxies may also be solicited by regular employees of the Company by mail, by telephone, in person, or otherwise. No such person will receive additional compensation for such solicitation. In addition, the Company will request banks, brokers, and other custodians, nominees, and fiduciaries to forward proxy material to the beneficial owners of Common Stock and to obtain voting instructions from such beneficial owners. The Company will reimburse such firms for their reasonable expenses in forwarding proxy materials and obtaining voting instructions.

     When the proxy card of a stockholder is duly executed and returned, the shares represented thereby will be voted in accordance with the voting instructions given on the proxy by the stockholder. If no such voting instructions are given on a proxy card with respect to one or more proposals, the shares represented by that proxy card will be voted, in the election of directors, for the nominees named herein, and with respect to other proposals, in accordance with the recommendations of the Board. Stockholders may revoke their proxies at any time prior to any vote at the Meeting by written notice to the Clerk of the Company at or before the Meeting, by submission of a duly executed proxy card bearing a later date, or by voting in person by ballot at the Meeting.

                               VOTING SECURITIES

     Holders of Common Stock of record on the books of the Company at the close of business on March 14, 1997 (the "Record Date") are entitled to notice of and to vote at the Meeting. At the Record Date, there were issued and outstanding 24,680,649 shares of Common Stock, each of which entitles the holder to one vote on each matter submitted to a vote at the Meeting.

     The proxy card provides space for a stockholder to withhold voting for any or all nominees for the Board of Directors or to abstain from voting for any proposal if the stockholder chooses to do so. The holders of a majority of all shares of Common Stock issued and outstanding and entitled to vote at the Meeting shall constitute a quorum for the transaction of business. Other than the election of directors, which requires a plurality of the votes cast in person or by proxy, and the approval of the amendments to the Company's Restated Articles of Organization, which require a vote of a majority of the shares outstanding, each matter to be submitted to the stockholders requires the affirmative vote of a majority of the votes cast in person or by proxy at the Meeting. Abstentions and broker non-votes are not counted in determining the number of votes cast in connection with any voting matter.

                               PROPOSALS 1 AND 2:
                             ELECTION OF DIRECTORS

NOMINEES FOR DIRECTOR AND DIRECTORS CONTINUING IN OFFICE

     The By-Laws of the Company provide for a Board consisting of such number of directors, not less than three nor more than nine, as may be fixed from time to time by the Board. The Board is divided into three classes, with each class holding office for a term of three years and the term of office of one class expiring each year. The Board has fixed the number of directors to constitute the full Board for the ensuing year at six, two of whom are to be elected at the Meeting for a term expiring at the 2000 Annual Meeting, two whose terms expire at the 1999 Annual Meeting, and two whose terms expire at the 1998 Annual Meeting, one of whom is to be elected at the Meeting.

     Barry M. Bloom, a director of the Company since 1994, William W. Helman IV, a director since 1989, and Charles A. Sanders, a director since December 1996, represent the class of directors whose term expires at the Meeting. The Board has nominated Dr. Sanders for election to the class of directors whose term will expire in 1998 and has nominated Dr. Bloom and Mr. Helman for election to the class of directors whose term will expire in 2000. Benno C. Schmidt, a Director of the Company since 1989, retired from the Board in March, 1997 and became Director Emeritus.

     Shares represented by proxies will be voted for the election as directors of Dr. Bloom, Mr. Helman and Dr. Sanders unless otherwise specified in the proxy. If any of the nominees for election to the Board should, for any reason not now anticipated, not be available to serve as such, proxies will be voted for such other candidate as may be designated by the Board unless the Board reduces the number of directors. The Board has no reason to believe that Dr. Boom, Mr. Helman or Dr. Sanders will be unable to serve if elected.

     The table below sets forth certain information with respect to the nominees for election to the Board of Directors and those directors whose terms of office will continue after the Meeting.

                                                                                      EXPIRATION
                                                                        FIRST         OF PRESENT
                          PRINCIPAL OCCUPATION, BUSINESS EXPERIENCE    ELECTED       OR PROPOSED
      NAME AND AGE             AND OTHER BUSINESS AFFILIATIONS         DIRECTOR     TERM OF OFFICE
------------------------  -----------------------------------------    --------     --------------
Barry M. Bloom, Ph.D.,    Formerly with Pfizer Inc., as Executive        1994            2000
  68(1)(3)                Vice President of Research and
                          Development from 1992 to 1993, Senior
                          Vice President from 1990 to 1992, Vice
                          President from 1971 to 1990, and a
                          director since 1973. Also a director of
                          Catalytica Fine Chemicals, Cubist
                          Pharmaceuticals, Inc., Incyte
                          Pharmaceuticals Inc., Neurogen Corp. and
                          Southern New England Telecommunications
                          Corp.

William W. Helman IV,     A General Partner of Greylock Equity           1989            2000
  38(2)                   Limited Partnership, Greylock Limited
                          Partnership and Greylock Capital Limited
                          Partnership, an original investor in the
                          Company. Also a director of Millenium
                          Pharmaceuticals, Inc. and several private
                          companies.

Roger W. Brimblecombe,    Chairman of Vanguard Medica Ltd. since         1993            1999
  Ph.D., D.Sc., 67(1)     1991. Vice President, Collaborative
                          Research & Development and Compound
                          Acquisition (Worldwide), Smith Kline &
                          French Laboratories from 1988 until 1990.
                          Also a director of Intercardia, Inc. and
                          Ontogeny, Inc. and several companies
                          located in the United Kingdom.

Donald R. Conklin,        Executive Vice President of                    1994            1999
  60(2)(3)                Schering-Plough Corp. from 1986 to 1996;
                          retired from Schering-Plough at the end
                          of 1996. Also a director of BioTransplant
                          Inc. and Cytotherapeutics, Inc.

Joshua S. Boger, Ph.D.,   A founder of the Company and its               1989            1998
  45                      President and Chief Scientific Officer
                          from its inception in 1989 until May
                          1992, when he became President and Chief
                          Executive Officer. From 1987 to 1989,
                          Senior Director of Basic Chemistry at
                          Merck Sharp & Dohme Research
                          Laboratories. Also a director of
                          Millennium Pharmaceuticals, Inc.

                                                                                      EXPIRATION
                                                                        FIRST         OF PRESENT
                          PRINCIPAL OCCUPATION, BUSINESS EXPERIENCE    ELECTED       OR PROPOSED
      NAME AND AGE             AND OTHER BUSINESS AFFILIATIONS         DIRECTOR     TERM OF OFFICE
------------------------  -----------------------------------------    --------     --------------
Charles A. Sanders,       Retired in 1995 as Chairman and Chief          1996            1998
  M.D., 65                Executive Officer of Glaxo Inc. From 1989
                          to 1995 a member of the Board of Glaxo
                          plc. From 1981 to 1989, held a number of
                          positions at the Squibb Corporation,
                          including that of Vice Chairman. Has
                          served on the Boards of Merrill Lynch and
                          Co., Reynolds Metals Co. and Morton
                          International Inc.; currently a director
                          of Staffmark, Inc. and Magainin
                          Pharmaceuticals.

---------------

(1) Member of the Compensation Committee.

(2) Member of the Audit Committee.

(3) Member of the Nominating Committee.

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

     During the year ended December 31, 1996, the Board held four meetings. Each of the incumbent directors attended all of the Board meetings and meetings of committees of the Board of which he was a member, except for Benno C. Schmidt, who attended one of the Board meetings.

     The Compensation Committee's functions are to recommend to the full Board the amount, character, and method of payment of compensation of all executive officers and certain other key employees and consultants of the Company and to administer the Company's stock and option plans and Employee Stock Purchase Plan. Barry M. Bloom and Roger W. Brimblecombe are the members of the Compensation Committee, which held two meetings during 1996.

     The Audit Committee, which consists of Donald R. Conklin and William W. Helman IV, met twice during 1996, to discuss the adequacy of internal accounting controls and procedures, and to perform general oversight with respect to the accounting principles applied in the financial reporting of the Company. It also reviewed with the Company's independent accountants the scope of the annual audit.

     The members of the Nominating Committee, Barry M. Bloom and Donald R. Conklin met informally from time to time during the year to discuss and meet with candidates for membership on the Board.

BOARD RECOMMENDATION

     THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE ELECTION OF THE NOMINEES TO THE BOARD OF DIRECTORS. A PLURALITY OF THE VOTES CAST IN PERSON OR BY PROXY AT THE MEETING IS REQUIRED TO ELECT EACH NOMINEE AS DIRECTOR.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth information regarding beneficial ownership of the Company's Common Stock as of March 14, 1997, by (i) each person known to the Company to be the beneficial owner of more than 5% of the Company's Common Stock on that date, (ii) each director, (iii) each executive officer listed in the Summary Compensation Table below, and (iv) all directors and current executive officers as a group.

                                                                      SHARES               PERCENTAGE
                     NAME AND ADDRESS                          BENEFICIALLY OWNED(1)        OF TOTAL
                     ----------------                          ---------------------       ----------
Trimark Investment Management Inc. ........................          1,974,500(2)              8.00%
  One First Canadian Place
  Suite 5600, P.O. Box 487
  Toronto, Ontario M5X 1E5
  Canada
Biotech Target S.A. .......................................          1,550,000                 6.28%
  c/o BB Biotech AG, Vordergasse 3
  8200 Schaffhousen
  Switzerland
Barry M. Bloom.............................................             15,625(3)                 *
Joshua S. Boger............................................            718,059(4)              2.88%
Roger W. Brimblecombe......................................             11,500(3)                 *
Donald R. Conklin..........................................             16,625(5)                 *
William W. Helman IV.......................................             30,642(6)                 *
Charles A. Sanders.........................................              1,625(7)                 *
Benno C. Schmidt...........................................            298,266(8)              1.21%
Richard H. Aldrich.........................................            169,115(9)                 *
Thomas G. Auchincloss, Jr. ................................             19,696(10)                *
Iain P.M. Buchanan.........................................             35,826(11)                *
Vicki L. Sato..............................................            185,362(12)                *
All directors and executive officers as a group (11                  1,502,341(13)             5.94%
  persons).................................................

---------------

  *  Less than 1%

 (1) Beneficial ownership of shares for purposes hereof, as determined in accordance with applicable Securities and Exchange Commission rules, includes shares of Common Stock as to which a person has or shares voting power and/or investment power.

 (2) Information based solely upon Schedule 13G filed with the Securities and Exchange Commission as of December 31, 1996, which Schedule states that Trimark Financial Corporation owns 100% of the voting securities of Trimark Investment Management Inc. and, consequently, may be deemed to have beneficial ownership of such shares.

 (3) Represents shares which may be acquired upon the exercise of options exercisable on or within 60 days after March 14, 1997.

 (4) Includes 100,000 shares held in trust for the benefit of Dr. Boger's children. Dr. Boger disclaims beneficial ownership of such shares. Also includes 220,750 shares which Dr. Boger may acquire upon the exercise of options exercisable on or within 60 days after March 14, 1997, and 2,659 shares held in the Company's 401(k) Plan.

 (5) Includes 12,375 shares which may be acquired by Mr. Conklin upon the exercise of options exercisable within 60 days after March 14, 1997.

 (6) Includes 17,500 shares which may be acquired by Mr. Helman upon the exercise of options exercisable within 60 days after March 14, 1997.

 (7) Includes 625 shares which may be acquired by Dr. Sanders upon the exercise of options exercisable within 60 days after March 14, 1997.

 (8) Includes 17,500 shares which may be acquired by Mr. Schmidt upon the exercise of options exercisable within 60 days after March 14, 1997, and 50,600 shares held by Mr. Schmidt's wife.

 (9) Includes 92,000 shares which may be acquired by Mr. Aldrich upon the exercise of options exercisable on or within 60 days after March 14, 1997, and 1,915 shares held in the Company's 401(k) Plan.

(10) Represents 19,250 shares which may be acquired by Mr. Auchincloss upon the exercise of options exercisable on or within 60 days after March 14, 1997, and 301 shares held in the Company's 401(k) Plan.

(11) Includes 35,250 shares which may be acquired by Mr. Buchanan upon the exercise of options exercisable on or within 60 days after March 14, 1997.

(12) Includes 180,250 shares which may be acquired by Dr. Sato upon the exercise of options exercisable on or within 60 days after March 14, 1997, and 1,492 shares held in the Company's 401(k) Plan.

(13) Includes an aggregate of 622,625 shares which may be acquired upon the exercise of options exercisable on or within 60 days after March 14, 1997.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Exchange Act requires directors, officers, and persons who are beneficial owners of more than ten percent of the Company's Common Stock to file with the Securities and Exchange Commission (the "Commission") reports of their ownership of the Company's securities and of changes in that ownership. To the Company's knowledge, based upon a review of copies of reports filed with the Commission with respect to the fiscal year ended December 31, 1996, all reports required to be filed under Section 16(a) by the Company's directors and officers and persons who were beneficial owners of more than ten percent of the Company's Common Stock were timely filed.

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

     The following table provides certain summary information concerning compensation earned during the fiscal years ended December 31, 1996, 1995, and 1994 by the Company's Chief Executive Officer, and each other executive officer of the Company whose salary and bonus for the fiscal year ended December 31, 1996 exceeded $100,000 (the Chief Executive Officer together with such other wpersons being hereinafter referred to as the "Named Executive Officers").

                                                                         LONG-TERM
                                                                        COMPENSATION
                                                                           AWARDS
                                                                        ------------
                                                                         SECURITIES
                                                                         UNDERLYING
                                               ANNUAL COMPENSATION        OPTIONS
                                              ---------------------        (# OF          ALL OTHER
NAME AND PRINCIPAL POSITION        YEAR        SALARY        BONUS        SHARES)        COMPENSATION
---------------------------        ----       --------     --------     ------------     ------------
Joshua S. Boger,                   1996       $316,524     $125,000        100,000         $ 8,693(1)
  President and                    1995       $300,014     $ 90,004        100,000         $ 8,795
  Chief Executive Officer          1994       $285,532     $ 85,000         85,000         $ 8,333
Vicki L. Sato,                     1996       $252,278     $ 88,297         75,000         $ 7,074(2)
  Senior Vice President of         1995       $239,122     $ 71,737         80,000         $ 6,924
  Research and Development and     1994       $213,388     $ 65,000         65,000         $ 6,910
  Chief Scientific Officer
Richard H. Aldrich,                1996       $210,028     $ 84,011         75,000         $ 7,109(2)
  Senior Vice President and        1995       $186,186     $ 55,856         80,000         $ 6,904
  Chief Business Officer           1994       $177,320     $ 50,000         65,000         $ 4,463
Iain P. M. Buchanan,               1996       $170,951       -0-            15,000            -0-
  Vice President of European       1995       $163,578     $  7,968         15,000            -0-
  Operations                       1994(3)    $116,458     $  3,201         55,000         $10,352
Thomas G. Auchincloss, Jr.,        1996       $116,376     $ 11,638         15,000         $ 5,720(2)
  Vice President of Finance and    1995       $110,292     $  5,515         12,500         $22,256
  Treasurer                        1994(3)    $ 23,271     $ 11,001         37,500            -0-

---------------

(1) Includes $7,109 representing the value of the Company's matching contributions under the Company's 401(k) Savings Plan and $1,584 representing certain insurance premiums paid by the Company on Dr. Boger's behalf during 1996.

(2) Represents the value of the Company's matching contributions under the Company's 401(k) Savings Plan.

(3) Messrs. Buchanan and Auchincloss first joined the Company during 1994.

OPTION GRANTS IN THE LAST FISCAL YEAR

     The following table provides certain information with respect to options under the Company's 1994 Stock and Option Plan granted to each of the Named Executive Officers during the fiscal year ended December 31, 1996.

                                               INDIVIDUAL GRANTS                   POTENTIAL REALIZABLE
                                -----------------------------------------------   VALUE AT ASSUMED ANNUAL
                                NUMBER OF     PERCENT OF                           RATES OF STOCK PRICE
                                SECURITIES   TOTAL OPTIONS                             APPRECIATION
                                UNDERLYING    GRANTED TO                            FOR OPTION TERM(2)
                                 OPTIONS     EMPLOYEES IN    EXERCISE  EXPIRATION -----------------------
             NAME               GRANTED(1)    FISCAL YEAR     PRICE      DATE         5%          10%
             ----            -  ----------   -------------   -------   --------   ----------   ----------
Joshua S. Boger...............    100,000        9.47%       $31.125   12/11/06   $1,957,435   $4,960,523

Vicki L. Sato.................     75,000        7.10%       $31.125   12/11/06   $1,468,075   $3,720,393

Richard H. Aldrich............     75,000        7.10%       $31.125   12/11/06   $1,468,075   $3,720,393

Iain P. M. Buchanan...........     15,000        1.42%       $31.125   12/11/06   $  293,615   $  744,079

Thomas G. Auchincloss, Jr. ...     15,000        1.42%       $31.125   12/11/06   $  293,615   $  744,079

---------------

(1) Options vest in twenty equal quarterly installments from the date of grant.

(2) As required by rules of the Securities and Exchange Commission, potential values stated are on the prescribed assumption that the Company's Common Stock will appreciate in value from the date of grant to the end of the option term at annualized rates of 5% and 10%. These hypothesized values are not intended to forecast possible future appreciation, if any, in the Company's Common Stock.

FISCAL YEAR-END OPTION VALUES

     The following table provides certain information with respect to the options to purchase Common Stock held by the Named Executive Officers at December 31, 1996. No options were exercised by such persons during 1996.

                                                  NUMBER OF SECURITIES
                                                 UNDERLYING UNEXERCISED           VALUE OF UNEXERCISED
                                                       OPTIONS AT                IN-THE-MONEY OPTIONS AT
                                                     FISCAL YEAR-END                 FISCAL YEAR-END
                                              -----------------------------   -----------------------------
                    NAME                      EXERCISABLE     UNEXERCISABLE   EXERCISABLE     UNEXERCISABLE
                    ----                      -----------     -------------   -----------     -------------
Joshua S. Boger.............................    199,291          291,000       $5,151,500       $5,596,000

Vicki L. Sato...............................    166,000          204,000       $4,625,250       $3,834,125

Richard H. Aldrich..........................    120,000          202,000       $3,146,000       $3,784,625

Iain P. M. Buchanan.........................     29,000           56,000       $  775,500       $1,195,125

Thomas G. Auchincloss, Jr...................     17,500           47,500       $  460,250       $  965,375

EMPLOYMENT CONTRACTS, TERMINATION OF EMPLOYMENT AND CHANGE-IN-CONTROL
ARRANGEMENTS

     The Company has employment agreements with Dr. Boger, Dr. Sato, Mr. Aldrich and Mr. Buchanan pursuant to which they are entitled to receive compensation as determined by the Compensation Committee of the Board of Directors and will be eligible to receive the benefits generally made available to executives of the Company. The agreements with Dr. Boger, Dr. Sato and Mr. Aldrich require 18 months' notice in the event of termination by the Company without cause, and may be terminated upon six months notice by the executive. Mr. Buchanan's agreement requires six months' notice for termination by either the Company or Mr. Buchanan. In the event of certain terminations after a change in control of the Company, the agreements also provide for a lump sum payment of three years' salary and bonus, payable within ten days after the date of termination, acceleration of all outstanding stock options, and continuation of certain employee benefits for a period of three years after the date of termination. The agreements also contain noncompetition provisions.

     All outstanding options granted under the Company's 1991 Stock Option Plan and 1994 Stock and Option Plan provide that, in the event of certain changes in control of the Company, either appropriate provision for the continuation of all then outstanding options must be made, or the vesting of such options will be accelerated and they will become fully exercisable immediately prior to such change in control.

COMPENSATION OF DIRECTORS

     During 1996, the Company paid a retainer of $8,000 per year, plus $2,000 for each Board meeting attended and $250 for each Committee meeting attended (and an additional $250 if the Committee meeting is not held on the same day as a meeting of the full Board), to non-employee directors. In addition, under the 1994 Stock and Option Plan, each non-employee director, upon initial election or appointment to the Board, receives a non-qualified option to purchase 10,000 shares of Common Stock at an exercise price equal to 85% of the then fair market value thereof. Such options vest quarterly over a four-year period from the date of grant, based on continued service on the Board. Each non-employee director in office on June 1 of any year also receives a non-qualified option to purchase 2,500 shares of Common Stock under the 1994 Stock and Option Plan, exercisable immediately at a price equal to 100% of the fair market value per share of the Company's Common Stock on the date of grant.

                        REPORT ON EXECUTIVE COMPENSATION

OVERVIEW

     The Company's executive compensation program is administered by the Compensation Committee of the Board of Directors (the "Committee"). With the oversight of the Committee, the Company has developed and implemented compensation policies with the objectives of attracting and retaining top quality management and encouraging them to contribute to the Company's growth, while also adhering to a policy of keeping the Company's personnel costs reasonable in relation to those of comparable companies and in relation to the Company's other expenditures for its drug discovery and development programs. For 1996, compensation paid to each of the Named Executive Officers consisted of base salary, a cash bonus and long-term compensation in the form of stock options.

     The Committee's recommendations as to compensation for all employees of the Company, including the Named Executive Officers, are subject to approval by the full Board of Directors of the Company. Vertex's Chief Executive Officer, Dr. Joshua S. Boger, does not participate in discussions of his compensation between the Compensation Committee and the full Board, nor does he participate in the full Board's vote on the Committee's recommendations as to his compensation.

BASE SALARIES

     Base salaries for 1996 were determined by the Committee in late 1995. Salary increases over 1995 salary levels were based on the Committee's subjective evaluation of the individual Named Executive Officers' performance in 1995 and its estimation of the salaries being offered to senior executives at companies with which Vertex competes in hiring and retaining qualified executives and key scientists. The Committee did not perform a comprehensive survey of salaries at peer companies in 1995, but the Committee believed that the 1996 salaries approved for Dr. Boger, Mr. Aldrich and Dr. Sato were slightly lower than the average salary that year for executives of competing companies. The Committee decided to set the 1996 salaries for these three officers at a rate lower than the rate it believed to be the industry average, even though the Committee believed that the Company's over-all performance in 1995 was at least as good as the performance of such competing companies, to allow for the possibility of significant additional cash bonuses based on 1996 individual and Company performance. Salaries for the other two Named Executive Officers, Mr. Auchincloss and Mr. Buchanan, were set at amounts which the Committee believed were generally in the middle of the range of estimated 1996 salaries of executives serving comparable functions in other competing companies. In its determination of compensation levels, the Committee did not consider the Nasdaq Pharmaceuticals Stocks Index, included in the Performance Graph below. That index tracks the stock performance of approximately two hundred companies with stock quoted on Nasdaq, which are selected according to the broad Standard Industrial Classification category "Drugs," and which include many categories of companies with which Vertex does not generally compete for services of executives.

CASH BONUSES

     At the end of 1996, cash bonuses were awarded to four of the Named Executive Officers, as well as to other Company employees who were deemed to have made substantial contributions to the attainment of those accomplishments judged to be most important to the Company in 1996. The amounts of the cash bonuses awarded to Dr. Boger, Mr. Aldrich and Dr. Sato were approximately 35% to 40% of their respective 1996 base salaries, reflecting the Committee's determination that a larger proportion of the compensation to those three senior executives should be performance-based, as discussed above. The amounts of these bonuses reflected the Committee's determination that the Company made substantial progress during 1996 -- for example, completion of a patent licensing arrangement relating to the Company's HIV program, successful completion of a public stock offering, progress in clinical trials of the Company's products, scientific advances in its research programs, and successful completion of the build-out of additional laboratory and office space. It was the Committee's judgment that each of such officers made significant contributions within his or her area of responsibility to the Company's performance during the year.

STOCK OPTIONS

     Stock options under the Company's stock and option plans have been granted to employees, including executive officers, to create a link between compensation and stockholder return, and to enable executive officers and other employees to develop and maintain a significant stock ownership position in the Company which will vest over time and act as an incentive for the employee to remain with the Company.

     At the end of 1996, each of the Named Executive Officers was granted ten-year options under the 1994 Stock and Option Plan to purchase a significant number of shares of Common Stock, ranging from 15,000 to 100,000 shares, at $31.125 per share, the average of the high and low market prices on the date of grant, vesting in quarterly installments over a five-year period. The amounts of the awards were based on an evaluation of individual contributions to the Company's success in 1996 and the importance to the Company's future growth of retaining each executive. In determining the size of the option grants the Committee also considered the total percentage of outstanding shares beneficially owned by the Company's Named Executive Officers, as compared to the executive ownership reported by other companies. Although the Committee did not perform any comprehensive survey of peer group companies, the Committee believed that, compared to the total number of shares outstanding, the total number of options granted to its employees, including the Named Executive Officers, as a group, was in the middle of the range of the option grants awarded by other companies with which the Company competes to attract and retain employees. The Committee believed that it was important to maintain the size of the executives' unvested option position in the Company, relative to the Company's total equity, in order to preserve incentives for the Named Executive Officers to remain with the Company and continue to devote their best efforts to its progress.

CHIEF EXECUTIVE OFFICER COMPENSATION

     Dr. Boger's 1996 base salary of $316,524 represented an increase of approximately 5.5% over his 1995 salary. The Committee did not perform a comprehensive review of the compensation paid to chief executive officers in other companies in 1995. However, the Committee believed that Dr. Boger's 1996 salary increase was slightly less than the average 1996 salary increase granted to chief executive officers of the companies with which Vertex competes to attract and retain senior executives, resulting in a 1996 salary which the Committee believed to be near the middle of the range of base salaries paid to chief executive officers of comparable companies. The Committee set the 1996 base salary at this level in order to provide opportunities for significant incentive cash bonuses based on individual and Company performance.

     The Committee's, and the full Board of Directors', subjective view of Dr. Boger has consistently been that he is an outstanding scientist who has also demonstrated exceptional ability to guide the Company and to manage well not only the Company's scientific programs but its strategic business efforts as well. This subjective view has been supported objectively in Dr. Boger's success during 1996 in advancing the Company's scientific research and clinical development, completion of the patent license, and completing the build-out of additional facilities, as described above. The amounts of Dr. Boger's 1996 cash bonus (approximately 40% of his 1996 salary) and stock option award, for the purchase of 100,000 shares of Common Stock, were determined in accordance with the foregoing factors, among others, none of which was weighted more heavily than any other. In setting the size of Dr. Boger's option award, the Committee also considered its judgment that Dr. Boger's scientific and management leadership is very important to the Company, and that it was therefore advisable, as discussed above, for him to maintain a substantial unvested option position, in order to continue his incentive to remain with the Company.

INTERNAL REVENUE CODE LIMITATION ON DEDUCTIBILITY OF EXECUTIVE COMPENSATION

     Section 162(m) of the Internal Revenue Code, enacted in 1993, limits to $1,000,000 per executive the amount of compensation paid in tax years after 1993 to the Company's Chief Executive Officer or any of the Company's other four most highly compensated executive officers which may be deducted for corporate tax purposes. Qualified performance-based compensation is not included in the $1,000,000 limit. The Company believes that the 1994 Stock and Option Plan will qualify as a performance-based compensation plan and that, if approved by the stockholders, 1996 Stock and Option Plan will qualify as a performance-based compensation plan.

                    Submitted by the Compensation Committee

                                 Barry M. Bloom
                             Roger W. Brimblecombe

                               PERFORMANCE GRAPH

                                          VERTEX
        MEASUREMENT PERIOD            PHARMACEUTICALS      NASDAQ STOCK        NASDAQ PHARM.
      (FISCAL YEAR COVERED)                INC.            MARKET (U.S.)          STOCKS
DEC-91                                     100                 100                 100
DEC-92                                      66                 116                 134
DEC-93                                     125                 134                  74
DEC-94                                     102                 131                  56
DEC-95                                     180                 185                 102
DEC-96                                     273                 227                 102

                                  PROPOSAL 2:
                          APPROVAL OF AN AMENDMENT TO
                    THE RESTATED ARTICLES OF ORGANIZATION TO
                             INCREASE THE NUMBER OF
                       AUTHORIZED SHARES OF COMMON STOCK

     The Board of Directors has adopted, subject to stockholder approval, an amendment to the Company's Restated Articles of Organization to increase the authorized number of shares of Common Stock from 50,000,000 to 100,000,000.

     The additional Common Stock to be authorized by adoption of the amendment would have rights identical to the currently outstanding Common Stock of the Company. Adoption of the proposed amendment and issuance of the Common Stock would not affect the rights of the holders of currently outstanding Common Stock of the Company, except for effects incidental to increasing the number of shares of the Company's Common Stock outstanding. If the amendment is adopted, it will become effective upon filing of Articles of Amendment of the Company's Restated Articles of Organization with the Secretary of State of the Commonwealth of Massachusetts.

     At March 14, 1997, there were 24,680,649 shares of the Company's Common Stock outstanding. In addition, at the same date, 6,019,813 shares of Common Stock were reserved for issuance under the Company's stock, option and 401(k) plans.

     Although at present the Board of Directors has no other plans to issue additional shares of Common Stock, it believes it is desirable to have such shares available to provide additional flexibility to use its capital stock for business and financial purposes in the future. As of March 14, 1997, the Company has raised approximately $378.4 million through the sale of approximately 24.7 million shares of Common Stock in public and private offerings, including the exercise of stock options and warrants. The additional shares may be used, without further stockholder approval, for various purposes including, without limitation, stock splits and stock dividends, raising capital, providing equity incentives to employees, directors or consultants, establishing strategic relationships with other companies and expanding the Company's business or research and development programs through the acquisition of other businesses and products.

BOARD RECOMMENDATION

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPROVAL OF THE AMENDMENT OF THE RESTATED ARTICLES OF ORGANIZATION AS DESCRIBED ABOVE. THE AFFIRMATIVE VOTE OF A MAJORITY OF THE SHARES OF COMMON STOCK OUTSTANDING IS REQUIRED FOR SUCH APPROVAL.

                                  PROPOSAL 3:
                          APPROVAL OF AN AMENDMENT TO
                    THE RESTATED ARTICLES OF ORGANIZATION TO
                             INCREASE THE NUMBER OF
                      AUTHORIZED SHARES OF PREFERRED STOCK

     The Board of Directors has adopted, subject to stockholder approval, an amendment to the Company's Restated Articles of Organization to increase the authorized number of shares of Preferred Stock from 1,000,000 to 5,000,000. If both this amendment and the amendment described in "Proposal 2" above are approved, the aggregate number of shares of capital stock (including both Common and Preferred) authorized would increase from 51,000,000 to 105,000,000.

     If the amendment is adopted, it will become effective upon filing of Articles of Amendment of the Company's Restated Articles of Organization with the Secretary of State of the Commonwealth of Massachusetts.

     At March 14, 1997, there were no shares of the Company's Preferred Stock outstanding. At the same date, 250,000 shares had been designated as Series A Junior Participating Preferred Stock and were reserved for issuance under the Company's stockholder rights plan.

     Shares of any class of series of Preferred Stock may be issued by the Company in the future without further stockholder approval and upon such terms as the Board of Directors may determine. The rights of the holders of Common Stock will be subject to, and may be adversely affected by, the rights of the holders of any class or series of Preferred Stock that may be issued in the future. The issuance of Preferred Stock, while providing desirable flexibility in connection with possible acquisitions and other corporate purposes, could have the effect of discouraging a third party from acquiring a majority of the outstanding Common Stock of the Company.

     Although at present the Board of Directors has no plans to issue shares of Preferred Stock, it desires to have such shares available to provide additional flexibility to use its capital stock for business and financial purposes in the future. The additional shares may be used, without further stockholder approval, for various purposes including, without limitation, establishing strategic relationships with other companies, expanding the Company's business or research and development programs through the acquisition of other businesses and products, and/or raising capital.

BOARD RECOMMENDATION

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPROVAL OF THE AMENDMENT OF THE RESTATED ARTICLES OF ORGANIZATION AS DESCRIBED ABOVE. THE AFFIRMATIVE VOTE OF A MAJORITY OF THE SHARES OF COMMON STOCK OUTSTANDING IS REQUIRED FOR SUCH APPROVAL.

                                  PROPOSAL 4:
                     APPROVAL OF 1996 STOCK AND OPTION PLAN

GENERAL

     In December 1996, the Board of Directors adopted the Company's 1996 Stock and Option Plan (the "Plan"). Under the Plan, stock rights may be granted which are either (i) options intended to qualify as "incentive stock options" ("ISOs") under Section 422(b) of the Internal Revenue Code of 1986, as amended (the "Internal Revenue Code"), (ii) non-qualified stock options ("NQSOs"), or (iii) awards of shares of Common Stock or the opportunity to make a direct purchase of shares of Common Stock ("Stock Awards") (ISOs, NQSOs and Stock Awards, together, being hereinafter referred to as "Stock Rights"). Stock Rights may be granted under the Plan to employees (including officers and directors who are employees) of the Company and its subsidiaries (196 persons, as of March 1, 1997), and to consultants, advisors and non-employee directors of the Company and its subsidiaries (NQSOs and Stock Awards only).

     The number of shares of Common Stock subject to the Plan is 2,000,000 plus the number of shares of Common Stock previously reserved for the granting of options under the Company's 1991 Stock Option Plan and 1994 Stock and Option Plan which are not granted under those plans or which are not exercised and cease to be outstanding by reason of cancellation or otherwise. As of March 1, 1997, 277,102 shares of Common Stock remained available for the granting of options under the 1991 Stock Option Plan and 1,492,475 shares of Common Stock were reserved for issuance under outstanding, unexercised options under that plan, and 179,726 shares of Common Stock remained available for the granting of options under the 1994 Stock and Option Plan and 1,766,113 shares of Common Stock were reserved for issuance under outstanding, unexercised options under that plan. The number of shares subject to the Plan is subject to adjustment in the case of a stock split, stock dividend, combination, recapitalization or similar transaction. The full text of the Plan is set forth in Exhibit A.

     As of March 1, 1997, ISOs to purchase 453,444 shares of Common Stock were outstanding under the Plan, with an exercise price of $31.125. NQSOs to purchase 151,006 shares of Common Stock were outstanding under the Plan on that date, with an exercise price of $31.125. Such options have expiration dates of December 12, 2006. On March 14, 1997, the last sales price for the Company's Common Stock reported on the Nasdaq National Market System was $47.50.

DESCRIPTION OF PLAN

     The Compensation Committee of the Board administers the Plan. Subject to the provisions of the Plan, the Committee has the authority to determine the persons to whom Stock Rights will be granted, the number of shares to be covered by each Stock Right, the exercise price per share and the manner of exercise, and the terms and conditions upon which Stock Rights are granted, to accelerate the date of exercise of any installment of any Stock Right, and to interpret the provisions of the Plan.

     ISOs granted under the Plan may not be granted at a price less than the fair market value of the Common Stock on the date of grant (or less than 110% of fair market value in the case of employees or officers holding 10% or more of the voting stock of the Company). NQSOs may be granted at an exercise price established by the Committee, which may not be less than the par value of the Common Stock. ISOs granted under the Plan must expire not more than ten years from the date of grant, and not more than five years from the date of grant in the case of ISOs granted to an employee or officer holding 10% or more of the voting stock of the Company. No participant may be granted options in any calendar year for the purchase of more than 200,000 shares. Stock Awards may be granted on such terms and conditions as are approved by the Committee, provided that the purchase price per share cannot be less than the par value per share of the Common Stock.

     ISOs granted under the Plan are exercisable during the optionholder's lifetime only by the optionholder and are not transferable except by the laws of descent and distribution or pursuant to qualified domestic relations orders or Title I of the Employee Retirement Income Security Act.

     If the Plan is approved by the stockholders, each newly elected non-employee director will automatically be granted a non-qualified stock option on the date of initial election to the Board to purchase 20,000 shares of Common Stock, at a purchase price equal to 85% of the fair market value per share of the Company's Common Stock on the date of grant, vesting in equal quarterly installments over a period of four years from the date of grant. In addition, each non-employee director serving in office on June 1 of any year will be granted a NQSO to purchase 5,000 shares, at an exercise price equal to 100% of the fair market value per share of the Company's Common Stock on the date of grant. The options will be fully exercisable immediately and have a term of ten years. If the Plan is approved by the Stockholders, the Board of Directors will amend the 1994 Stock and Option Plan to delete the automatic non-employee directors' stock option grant program from that plan.

     In the event of certain consolidations or acquisitions or a sale of substantially all of the Company's assets, either (i) the Committee or the entity assuming the Company's obligations under the Plan shall make appropriate provision for the continuation of all outstanding options under the Plan by substituting on an equitable basis for the shares then subject to such options either the consideration payable with respect to the outstanding shares of Common Stock in connection with such consolidation, acquisition or sale or securities of any successor or acquiring company, or (ii) the vesting of all outstanding options under the Plan will be accelerated and such options will become fully exercisable immediately prior to such consolidation, acquisition or sale.

     The Plan may be amended by the stockholders or by the Board of Directors or the Committee. Any amendment approved by the Board of Directors or the Committee which is of a scope that requires stockholder approval in order to ensure favorable federal income tax treatment for any ISOs or requires stockholder approval in order to ensure the compliance of the Plan with Rule 16b-3 under the Exchange Act or Section 162(m) of the Code will be subject to stockholder approval. No amendment may adversely affect the rights of any participant to whom Stock Rights have previously been granted without that participant's consent.

FEDERAL INCOME TAX CONSEQUENCES

     The discussion of federal income tax consequences that follows is based on an analysis of the Internal Revenue Code as currently in effect, existing law, judicial decisions and administrative regulations and rulings, all of which are subject to change.

     Incentive Stock Options. No taxable income is realized by the optionholder upon the grant or exercise of an ISO under the Plan. If no disposition of shares issued to an optionholder pursuant to the exercise of an ISO is made by the optionholder within two years from the date of grant or within one year after the transfer of such shares to the optionholder, then (a) upon sale of such shares, any amount realized in excess of the option price (the amount paid for the shares) will be taxed to the optionholder as a long-term capital gain and any loss sustained will be a long-term capital loss and (b) no deduction will be allowed to the Company for Federal income tax purposes. The exercise of ISOs will give rise to an item of tax preference that may result in alternative minimum tax liability for the optionholder.

     If shares of Common Stock acquired upon the exercise of an ISO are disposed of prior to the expiration of the two-year and one-year holding periods described above (a "disqualifying disposition"), generally (a) the optionholder will realize ordinary income in the year of disposition in an amount equal to the excess (if any) of the fair market value of the shares at exercise (or, if less, the amount realized on a sale of such shares) over the option price thereof, and (b) the Company will be entitled to deduct such amount, subject to applicable withholding requirements and subject to certain limits on the deductibility of compensation set forth in Section 162(m) of the Internal Revenue Code. Any further gain realized will be taxed as short-term or long-term capital gain and will not result in any deduction by the Company. Special rules apply where all or a portion of the exercise price of the ISO is paid by tendering shares of Common Stock. A disqualifying disposition will eliminate the item of tax preference associated with the exercise of the ISO.

     In order for options granted under the Plan to qualify as ISOs, the Plan must be approved by the stockholders within twelve months after its adoption by the Board of Directors. If the Plan is not approved on or before December 12, 1998, all options granted or to be granted under the Plan will be NQSOs.

     Non-Qualified Stock Options. No taxable income is realized by the optionholder at the time the NQSO is granted. Generally, (a) at exercise, ordinary income is realized by the optionholder in an amount equal to the difference between the option price and the fair market value of the shares on the date of exercise, and the Company receives a tax deduction for the same amount, subject to applicable withholding requirements and subject to certain limits on the deductibility of compensation set forth in Section 162(m) of the Internal Revenue Code, and (b) at disposition, appreciation or depreciation after the date of exercise is treated as either short-term or long-term capital gain or loss depending on how long the shares have been held.

     Stock Awards. The grant of restricted stock should not result in income for the participant or in a deduction for the Company for federal income tax purposes if the shares are subject to certain restrictions and conditions of forfeitability. A participant will generally realize taxable compensation income when the restrictions lapse. The amount of such income will be the value of the Common Stock on that date (less any amount paid by the participant). Dividends paid on the Common Stock and received by the participant, prior to the lapse of restrictions, will also be taxable compensation income to the participant. If there are no such restrictions, the participant will recognize compensation income equal to the fair market value upon receipt, less the amount of the purchase price paid by the participant. In all cases, the Company will be entitled to a tax deduction to the extent that, and at the time that, the participant realizes compensation income. Income tax withholding will be required.

     Limitations on Company Deductions. As a result of Section 162(m) of the Code, the Company's deduction for NQSOs and Stock Awards granted under the Plan may be limited to the extent that a "covered employee" (i.e., the chief executive officer or one of the four highest compensated officers who is employed on the last day of the Company's taxable year and whose compensation is reported in the summary compensation table in the Company's proxy statement) receives compensation in excess of $1,000,000 in such taxable year of the Company. Excluded from this limitation of deductibility is performance-based compensation that meets specified requirements of Section 162(m) of the Code.

NEW PLAN BENEFITS

     As of March 14, 1997, no options had been granted under the Plan to any executive officers or directors of the Company. If the Plan is approved by the stockholders, options for 5,000 shares each will be granted under the Plan during 1997 to all non-employee directors who continue to serve as directors on June 1, 1997 (currently 5 persons). The number of additional shares or options, if any, that will be granted to such persons is indeterminable at this time, since any such grants are subject to the discretion of the Committee.

BOARD RECOMMENDATION

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPROVAL OF THE 1996 STOCK AND OPTION PLAN AS DESCRIBED ABOVE. A MAJORITY OF THE VOTES CAST IN PERSON OR BY PROXY AT THE MEETING IS REQUIRED FOR SUCH APPROVAL.

                                  PROPOSAL 5:
                      APPROVAL OF INDEPENDENT ACCOUNTANTS

     The Board of Directors has appointed Coopers & Lybrand L.L.P. as the Company's independent accountants for the 1997 fiscal year. Coopers & Lybrand L.L.P. has served as the Company's independent accountants since 1989. Representatives of Coopers & Lybrand L.L.P. will be present at the Meeting to respond to questions and will be given the opportunity to make a statement should they desire to do so.

BOARD RECOMMENDATION

     THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR APPROVAL OF THE APPOINTMENT OF COOPERS & LYBRAND L.L.P. AS THE COMPANY'S INDEPENDENT ACCOUNTANTS FOR THE CURRENT FISCAL YEAR. A MAJORITY OF THE VOTES CAST IN PERSON OR BY PROXY AT THE MEETING IS REQUIRED FOR SUCH APPROVAL. IF THE APPOINTMENT IS NOT APPROVED, THE BOARD WILL SELECT OTHER INDEPENDENT ACCOUNTANTS.

               STOCKHOLDER PROPOSALS FOR THE 1998 ANNUAL MEETING

     In order to be considered for inclusion in the Proxy Statement for the Company's 1998 Annual Meeting of Stockholders, stockholder proposals must be received by the Company no later than December 10, 1997. Proposals should be sent to the attention of the Clerk at the Company's offices at 130 Waverly Street, Cambridge, MA 02139-4242.

     Stockholder nominations for election to the Board at the 1998 Annual Meeting of Stockholders may be submitted to the Clerk of the Company and must include (i) the name and address of the stockholder who intends to make the nomination and of the person or persons to be nominated; (ii) a representation that the stockholder is a holder of record of stock of the Company entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (iii) a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder; (iv) such other information regarding each nominee proposed by such stockholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Commission; and (v) the consent of each nominee to serve as a director of the Company if so elected.

                                 OTHER MATTERS

     The Meeting is called for the purposes set forth in the notice. The Board of Directors does not know of any matter for action by the stockholders at the Meeting other than the matters described in the notice. However, the enclosed proxy confers discretionary authority on the persons named therein with respect to matters which are not known to the directors at the date of printing hereof and which may properly come before the Meeting. It is the intention of the persons named in the proxy to vote in accordance with their best judgment on any such matter.

                                          By order of the Board of Directors

                                          Richard H. Aldrich
                                          Clerk

April 7, 1997

                                   EXHIBIT A

                      VERTEX PHARMACEUTICALS INCORPORATED

                           1996 STOCK AND OPTION PLAN
                 (AS AMENDED ON FEBRUARY 18, 1997 AND RESTATED)

1.  DEFINITIONS

     Unless otherwise specified or unless the context otherwise requires, the following terms, as used in this Vertex Pharmaceuticals Incorporated 1996 Stock and Option Plan, have the following meanings:

     Affiliate means a corporation which, for purposes of Section 424 of the Code, is a parent or subsidiary of the Company, direct or indirect.

     Board of Directors means the Board of Directors of the Company.

     Code means the United States Internal Revenue Code of 1986, as amended.

     Committee means the Compensation Committee of the Board of Directors or any successor thereto appointed by the Board of Directors pursuant to Section 4 hereof to administer this Plan.

     Common Stock means shares of the Company's common stock, $.01 par value.

     Company means Vertex Pharmaceuticals Incorporated, a Massachusetts corporation.

     Disability or Disabled means permanent and total disability as defined in
Section 22(e)(3) of the Code.

     Exchange Act means the Securities Exchange Act of 1934, as amended.

     Fair Market Value of a Share of Common Stock on a particular date shall be the mean between the highest and lowest quoted selling prices on such date (the "valuation date") on the securities market where the Common Stock of the Company is traded, or if there were no sales on the valuation date, on the next preceding date within a reasonable period (as determined in the sole discretion of the Committee) on which there were sales. In the event that there were no sales in such a market within a reasonable period, the fair market value shall be as determined in good faith by the Committee in its sole discretion.

     ISO means an option intended to qualify as an incentive stock option under Code Section 422.

     Key Employee means an employee of the Company or of an Affiliate (including, without limitation, an employee who is also serving as an officer or director of the Company or of an Affiliate), designated by the Committee to be eligible to be granted one or more Stock Rights under the Plan.

     NQSO means an option which is not intended to qualify as an ISO.

     Non-Employee Director means a member of the Board of Directors who is not an employee of the Company or any Affiliate.

     Option means an ISO or NQSO granted under the Plan.

     Participant means a Key Employee, Non-Employee Director, consultant or advisor of the Company to whom one or more Stock Rights are granted under the Plan. As used herein, "Participant" shall include "Participant's Survivors" and a Participant's permitted transferees where the context requires.

     Participant's Survivors means a deceased Participant's legal representatives and/or any person or persons who acquires the Participant's rights to a Stock Right by will or by the laws of descent or distribution.

     Plan means this Vertex Pharmaceuticals Incorporated 1996 Stock and Option Plan, as amended from time to time.

     Shares means shares of the Common Stock as to which Stock Rights have been or may be granted under the Plan or any shares of capital stock into which the Shares are changed or for which they are exchanged within the provisions of
Section 3 of the Plan. The Shares issued upon exercise of Stock Rights granted under the Plan may be authorized and unissued shares or shares held by the Company in its treasury, or both.

     Stock Agreement means an agreement between the Company and a Participant executed and delivered pursuant to the Plan, in such form as the Committee shall approve.

     Stock Award means an award of Shares or the opportunity to make a direct purchase of Shares of the Company granted under the Plan.

     Stock Right means a right to Shares of the Company granted pursuant to the Plan as an ISO, an NQSO or a Stock Award.

2.  PURPOSES OF THE PLAN

     The Plan is intended to encourage ownership of Shares by Key Employees, Non-Employee Directors and certain consultants and advisors to the Company in order to attract such persons, to induce them to work for the benefit of the Company or of an Affiliate and to provide additional incentive for them to promote the success of the Company or of an Affiliate. The Plan provides for the granting of Stock Rights to Key Employees, Non-Employee Directors, consultants and advisors of the Company.

3.  SHARES SUBJECT TO THE PLAN

     The number of Shares subject to this Plan as to which Stock Rights may be granted from time to time shall be 2,000,000 plus the number of shares of Common Stock previously reserved for the granting of options under the Vertex Pharmaceuticals Incorporated 1991 Stock Option Plan and 1994 Stock and Option Plan but not granted thereunder, or the equivalent of such number of Shares after the Committee, in its sole discretion, has interpreted the effect of any stock split, stock dividend, combination, recapitalization or similar transaction in accordance with Section 17 of this Plan.

     If an Option granted hereunder or any option granted under the 1991 Stock Option Plan or 1994 Stock and Option Plan ceases to be "outstanding", in whole or in part, or if the Company shall reacquire any Shares issued pursuant to Stock Awards, the Shares which were subject to such Option and any Shares so reacquired by the Company shall also be available for the granting of other Stock Rights under the Plan. Any Stock Right shall be treated as "outstanding" until such Stock Right is exercised in full, or terminates or expires under the provisions of the Plan, or by agreement of the parties to the pertinent Stock Agreement, without having been exercised in full.

4.  ADMINISTRATION OF THE PLAN

     The Plan shall be administered by the Committee. Subject to the provisions of the Plan, the Committee is authorized to:

     a. Interpret the provisions of the Plan or of any Option, Stock Award or Stock Agreement and to make all rules and determinations which it deems necessary or advisable for the administration of the Plan;

     b. Determine which employees of the Company or of an Affiliate shall be designated as Key Employees and which of the Key Employees, Non-Employee Directors, consultants and advisors of the Company and its Affiliates shall be granted Stock Rights;

     c. Determine the number of Shares and exercise price for which a Stock Right or Stock Rights shall be granted;

     d. Specify the terms and conditions upon which a Stock Right or Stock Rights may be granted; and

     e. In its discretion, accelerate the date of exercise of any installment of any Stock Right; provided that the Committee shall not accelerate the exercise date of any installment of any Option granted to any Key Employee as an ISO (and not previously converted into an NQSO pursuant to Section 20) if such acceleration would violate the annual vesting limitation contained in Section 422(d) of the Code, as described in
        Section 6.2.3.

provided, however, that all such interpretations, rules, determinations, terms and conditions shall be made and prescribed in the context of preserving the tax status under Code Section 422 of those Options which are designated as ISOs and shall be in compliance with any applicable provisions of Rule 16b-3 under the Exchange Act. Subject to the foregoing, the interpretation and construction by the Committee of any provisions of the Plan or of any Stock Right granted under it shall be final, unless otherwise determined by the Board of Directors, if the Committee is other than the Board of Directors.

     The Committee may employ attorneys, consultants, accountants or other persons, and the Committee, the Company and its officers and directors shall be entitled to rely upon the advice, opinions or valuations of such persons. All actions taken and all interpretations and determinations made by the Committee in good faith shall be final and binding upon the Company, all Participants, and all other interested persons. No member or agent of the Committee shall be personally liable for any action, determination, or interpretation made in good faith with respect to this Plan or grants hereunder. Each member of the Committee shall be indemnified and held harmless by the Company against any cost or expense (including counsel fees) reasonably incurred by him or liability (including any sum paid in settlement of a claim with the approval of the Company) arising out of any act or omission to act in connection with this Plan unless arising out of such member's own fraud or bad faith. Such indemnification shall be in addition to any rights of indemnification the members of the Committee may have as directors or otherwise under the by-laws of the Company, or any agreement, vote of stockholders or disinterested directors, or otherwise.

5.  ELIGIBILITY FOR PARTICIPATION

     The Committee shall, in its sole discretion, name the Participants in the Plan, provided, however, that each Participant must be a Key Employee, Non-Employee Director, consultant or advisor of the Company or of an Affiliate at the time a Stock Right is granted. Notwithstanding the foregoing, the Committee may authorize the grant of a Stock Right to a person not then an employee, Non-Employee Director, consultant or advisor of the Company or of an Affiliate; provided, however, that the actual grant of such Stock Right shall be conditioned upon such person becoming eligible to become a Participant at or prior to the time of execution of the Stock Agreement evidencing such Stock Right. The granting of any Stock Right to any individual shall neither entitle that individual to, nor disqualify him or her from, participation in other grant of Stock Rights. Notwithstanding anything to the contrary contained in this Plan, no Stock Rights shall be granted to any director or officer of the Company except in accordance with the applicable rules of the Nasdaq Stock Market or other securities market where the Common Stock is traded.

6.  TERMS AND CONDITIONS OF OPTIONS

     6.1 General. Each Option shall be set forth in writing in a Stock Agreement, duly executed by the Company and, to the extent required by law or requested by the Company, by the Participant. The Committee may provide that Options be granted subject to such conditions as the Committee may deem appropriate including, without limitation, subsequent approval by the shareholders of the Company of this Plan or any amendments thereto, provided, however, that the option price per share of the Shares covered by each Option shall not be less than the par value per share of the Common Stock. Each Stock Agreement shall state the number of Shares to which it pertains, the date or dates on which it first is exercisable and the date after which it may no longer be exercised. Option rights may accrue or become exercisable in installments over a period of time, or upon the achievement of certain conditions or the attainment of stated goals or events. Exercise of any Option may be conditioned upon the Participant's execution of a Share purchase agreement in form satisfactory to the Committee providing for certain protections for the Company and its other shareholders, including requirements that the Participant's or the Participant's Survivors' right to sell or transfer the Shares may be restricted, and the Participant or the Participant's Survivors may be required to execute letters of investment intent and to acknowledge that the Shares will bear legends noting any applicable restrictions.

     6.2 ISOs. ISOs shall be issued only to Key Employees. In addition to the minimum standards set forth in Section 6.1, ISOs shall be subject to the following terms and conditions, with such additional restrictions or changes as the Committee determines are appropriate but not in conflict with Code Section 422 and relevant regulations and rulings of the Internal Revenue Service:

          6.2.1 ISO Option Price: The Option price per Share of the Shares subject to an ISO shall not be less than one hundred percent (100%) of the Fair Market Value per share of the Common Stock on the date of grant of the ISO; provided, however that the Option price per share of the Shares subject to an ISO granted to a Participant who owns, directly or by reason of the applicable attribution rules in Code Section 424(d), more than ten percent (10%) of the total combined voting power of all classes of share capital of the Company or an Affiliate, shall not be less than one hundred ten percent (110%) of the said Fair Market Value on the date of grant.

          6.2.2 Term of ISO: Each ISO shall expire not more than ten (10) years from the date of grant; provided, however, that an ISO granted to a Participant who owns, directly or by reason of the applicable attribution rules in Code Section 424(d), more than ten percent (10%) of the total combined voting power of all classes of share capital of the Company or an Affiliate, shall expire not more than five (5) years from the date of grant.

          6.2.3 Limitation on Yearly ISO Exercisability: The aggregate Fair Market Value (determined at the time each ISO is granted) of the stock with respect to which ISOs are exercisable for the first time by each Participant in any calendar year (under this or any other ISO plan of the Company or an Affiliate) shall not exceed the maximum amount allowable under Section 422 of the Code.

          6.2.4 Limitation on Grant of ISOs: No ISOs shall be granted after December 8, 2004, the date which is ten (10) years from the earlier of the date of the adoption of this Plan and the date of the approval of the Plan by the shareholders of the Company.

     6.3 Non-Employee Directors' Options. Each Non-Employee Director, upon first being elected or appointed to the Board of Directors, shall be granted an NQSO to purchase 20,000 Shares. Each such Option shall (i) have an exercise price equal to eighty-five percent (85%) of the Fair Market Value (per share) on the date of grant of the Option, (ii) have a term of ten (10) years, and (ii) shall become cumulatively exercisable in sixteen (16) equal quarterly installments, upon completion of each full quarter of service on the Board of Directors after the date of grant. In addition, on June 1 of each year, each Non-Employee Director shall be granted a NQSO to purchase 5,000 shares. Each such Option shall (i) have an exercise price equal to the Fair Market Value (per share) on the date of grant of such Option, (ii) have a term of ten (10) years, and (iii) be exercisable in full immediately on the date of grant. Any director entitled to receive an Option grant under this Section may elect to decline the Option. Notwithstanding the provisions of Section 24 concerning amendment of the Plan, the provisions of this Subsection shall not be amended more than once every six months, other than to comport with changes in the Code, the Employee Retirement Income Security Act, or the rules thereunder. Notwithstanding anything to the contrary contained in any other provisions of this Plan, the Committee shall have no discretion to vary the terms of Options granted under this Section 6.3 from those set forth herein. The provisions of Sections 11, 13 and 14 below shall not apply to Options granted pursuant to this Subsection.

     6.4 Limitation on Number of Options Granted. Notwithstanding anything in this Plan to the contrary, no Participant shall be granted Options in any calendar year for the purchase of more than 200,000 Shares.

7.  TERMS AND CONDITIONS OF STOCK AWARDS

     Each Stock Award shall be set forth in a Stock Agreement, duly executed by the Company and, to the extent required by law or requested by the Company, by the Participant. The Stock Agreement shall be in the form approved by the Committee, with such changes and modifications to such form as the Committee, in its discretion, shall approve with respect to any particular Participant or Participants. The Stock Agreement shall contain terms and conditions which the Committee determines to be appropriate and in the best interest of the Company; provided, however, that the purchase price per share of the Shares covered by each Stock Award shall not be less than the par value per Share. Each Stock Agreement shall state the number of Shares to which the Stock Award pertains, the date prior to which the Stock Award must be exercised by the Participant, and the terms of any right of the Company to reacquire the Shares subject to the Stock Award, including the time and events upon which such rights shall accrue and the purchase price therefor, and any restrictions on the transferability of such Shares.

8.  EXERCISE OF STOCK RIGHTS AND ISSUANCE OF SHARES

     A Stock Right (or any part or installment thereof) shall be exercised by giving written notice to the Company, together with provision for payment of the full purchase price in accordance with this Section for the Shares as to which such Stock Right is being exercised, and upon compliance with any other condition(s) set forth in the Stock Agreement. Such written notice shall be signed by the person exercising the Stock Right, shall state the number of Shares with respect to which the Stock Right is being exercised and shall contain any representation required by the Plan or the Stock Agreement.

     Payment of the purchase price for the Shares as to which such Stock Right is being exercised shall be made (a) in United States dollars in cash or by check, or (b) at the discretion of the Committee, through delivery of shares of Common Stock already owned by the Participant not subject to any restriction under any plan and having a fair market value equal as of the date of exercise to the cash exercise price of the Stock Right, determined in good faith by the Committee, or (c) at the discretion of the Committee, by any other means, including a promissory note of the Participant, which the Committee determines to be consistent with the purpose of this Plan and applicable law, or (d) at the discretion of the Committee, in accordance with a cashless exercise program established with a securities brokerage firm, and approved by the Committee, or
(e) at the discretion of the Committee, by any combination of (a), (b), (c) and
(d) above. Notwithstanding the foregoing, the Committee shall accept only such payment on exercise of an ISO as is permitted by Section 422 of the Code.

     The Company shall then reasonably promptly deliver the Shares as to which such Stock Right was exercised to the Participant (or to the Participant's Survivors, as the case may be). In determining what constitutes "reasonably promptly," it is expressly understood that the delivery of the Shares may be delayed by the Company in order to comply with any law or regulation which requires the Company to take any action with respect to the Shares prior to their issuance. The Shares shall, upon delivery, be fully paid, non-assessable Shares.

9.  RIGHTS AS A SHAREHOLDER

     No Participant to whom a Stock Right has been granted shall have rights as a shareholder with respect to any Shares covered by such Stock Right, except after due exercise thereof and tender of the full purchase price for the Shares being purchased pursuant to such exercise and registration of the Shares in the Company's share register in the name of the Participant.

10.  ASSIGNABILITY AND TRANSFERABILITY OF STOCK RIGHTS

     ISOs and, except as otherwise provided in the pertinent Stock Agreement, NQSOs and Stock Awards shall not be transferable by the Participant other than by will or by the laws of descent and distribution or pursuant to a qualified domestic relations order as defined by the Code or Title I of the Employee Retirement Income Security Act or the rules thereunder, provided, however, that the designation of a beneficiary of a Stock Right by a Participant shall not be deemed a transfer prohibited by this Section. Except as provided in the preceding sentence or as otherwise permitted under an NQSO or Stock Award Stock Agreement, a Stock Right shall be exercisable, during the Participant's lifetime, only by such Participant (or by his or her legal representative) and shall not be assigned, pledged or hypothecated in any way (whether by operation of law or otherwise) and shall not be subject to execution, attachment or similar process. Any attempted transfer, assignment, pledge, hypothecation or other disposition of any Stock Right or of any rights granted thereunder contrary to the provisions of this Plan, or the levy of any attachment or similar process upon a Stock Right, shall be null and void.

11.  EFFECT OF TERMINATION OF SERVICE

     11.1 Except as otherwise provided in the pertinent Stock Agreement or as otherwise provided in Sections 12, 13 or 14, if a Participant ceases to be an employee, director, consultant or advisor with the Company and its Affiliates (a "Termination of Service") (for any reason other than termination "for cause", Disability, or death) before the Participant has exercised all Stock Rights, the Participant may exercise any Stock Right granted to him or her to the extent that the Stock Right is exercisable on the date of such Termination of Service, but only within the originally prescribed term of the Stock Right. Notwithstanding the foregoing, except as provided in Section 13, in no event may an ISO be exercised later than three (3) months after the Participant's termination of employment with the Company and its Affiliates.

     11.2 The provisions of this Section, and not the provisions of Section 13 or 14, shall apply to a Participant who subsequently becomes disabled or dies after the Termination of Service; provided, however, that in the case of a Participant's death within three (3) months after the Termination of Service, the Participant's Survivors may exercise the Stock Right within one (1) year after the date of the Participant's death, but in no event after the date of expiration of the term of the Stock Right.

     11.3 Notwithstanding anything herein to the contrary, if subsequent to a Participant's Termination of Service, but prior to the exercise of a Stock Right, the Committee determines that, either prior or subsequent to the Participant's Termination of Service, the Participant engaged in conduct which would constitute "cause" (as defined in Section 12), then such Participant shall forthwith cease to have any right to exercise any Stock Right.

     11.4 Absence from work with the Company or an Affiliate because of temporary disability (any disability other than a permanent and total Disability as defined in Section 1 hereof), or a leave of absence for any purpose, shall not, during the period of any such absence, be deemed, by virtue of such absence alone, a Termination of Service, except as the Committee may otherwise expressly provide.

     11.5 A change of employment or other service within or among the Company and its Affiliates shall not be deemed a Termination of Service, so long as the Participant continues to be an employee, director, consultant or advisor of the Company or any Affiliate; provided, however, that if a Participant's employment with the Company or an Affiliate should cease (other than to become an employee of another Affiliate or of the Company), then Section 11.1 above shall apply as to any ISOs granted to such Participant.

12.  EFFECT OF TERMINATION OF SERVICE FOR "CAUSE"

     Except as otherwise provided in the pertinent Stock Agreement, in the event of a Termination of Service of a Participant "for cause" all outstanding and unexercised Stock Rights as of the date the Participant is notified his or her service is terminated "for cause" will immediately be forfeited. For purposes of this Section 12, "cause" shall include (and is not limited to) dishonesty with respect to the Company and its Affiliates, insubordination, substantial malfeasance or non-feasance of duty, unauthorized disclosure of confidential information, conduct substantially prejudicial to the business of the Company or any Affiliate, and termination by the Participant in violation of an agreement by the Participant to remain in the employ of the Company of an Affiliate. The determination of the Committee as to the existence of cause will be conclusive on the Participant and the Company. "Cause" is not limited to events which have occurred prior to a Participant's Termination of Service, nor is it necessary that the Committee's finding of "cause" occur prior to termination. If the Committee determines, subsequent to a Participant's Termination of Service but prior to the exercise of a Stock Right, that either prior or subsequent to the Participant's termination the Participant engaged in conduct which would constitute "cause," then the right to exercise any Stock Right shall be forfeited. Any definition in an agreement between a Participant and the Company or an Affiliate which contains a conflicting definition of "cause" for termination and which is in effect at the time of such termination shall supersede the definition in this Plan with respect to that Participant.

13.  EFFECT OF TERMINATION OF SERVICE FOR DISABILITY

     Except as otherwise provided in the pertinent Stock Agreement, in the event of a Termination of Service by reason of Disability, the Disabled Participant may exercise any Stock Right granted to him or her to the extent exercisable but not exercised on the date of Disability. A Disabled Participant may exercise such rights only within a period of not more than one (1) year after the date that the Participant became Disabled or, if earlier, within the originally prescribed term of the Stock Right.

     The Committee shall make the determination both of whether Disability has occurred and the date of its occurrence (unless a procedure for such determination is set forth in another agreement between the Company and such Participant, in which case such procedure shall be used for such determination). If requested, the Participant shall be examined by a physician selected or approved by the Committee, the cost of which examination shall be paid for by the Company.

14.  EFFECT OF DEATH WHILE AN EMPLOYEE, DIRECTOR OR CONSULTANT

     Except as otherwise provided in the pertinent Stock Agreement, in the event of death of a Participant while the Participant is an employee, director, consultant or advisor of the Company or of an Affiliate, any Stock Rights granted to such Participant may be exercised by the Participant's Survivors to the extent exercisable but not exercised on the date of death. Any such Stock Right must be exercised within one (1) year after the date of death of the Participant.

15.  PURCHASE FOR INVESTMENT

     Unless the offering and sale of the Shares to be issued upon the particular exercise of an Stock Right shall have been effectively registered under the Securities Act of 1933, as now in force or hereafter amended (the "1933 Act"), the Company shall be under no obligation to issue the Shares covered by such exercise unless and until the following conditions have been fulfilled:

     a. The person(s) who exercise such Stock Right shall warrant to the Company, at the time of such exercise or receipt, as the case may be, that such person(s) are acquiring such Shares for their own respective accounts, for investment, and not with a view to, or for sale in connection with, the distribution of any such Shares, in which event the person(s) acquiring such Shares shall be bound by the provisions of the following legend which shall be endorsed upon the certificate(s) evidencing their Shares issued pursuant to such exercise or such grant:

           "The shares represented by this certificate have been taken for investment and they may not be sold or otherwise transferred by any person, including a pledgee, unless (1) either (a) a Registration Statement with respect to such shares shall be effective under the Securities Act of 1933, as amended, or (b) the Company shall have received an opinion of counsel satisfactory to it that an exemption from registration under such Act is then available, and
           (2) there shall have been compliance with all applicable state securities laws.

     b. The Company shall have received an opinion of its counsel that the Shares may be issued upon such particular exercise in compliance with the 1933 Act without registration thereunder.

     The Company may delay issuance of the Shares until completion of any action or obtaining of any consent which the Company deems necessary under any applicable law (including, without limitation, state securities or "blue sky" laws).

16.  DISSOLUTION OR LIQUIDATION OF THE COMPANY

     Upon the dissolution or liquidation of the Company, all Stock Rights granted under this Plan which as of such date shall not have been exercised will terminate and become null and void; provided, however, that if the rights of a Participant have not otherwise terminated and expired, the Participant will have the right immediately prior to such dissolution or liquidation to exercise any Stock Right to the extent that such Stock Right is exercisable as of the date immediately prior to such dissolution or liquidation.

17.  ADJUSTMENTS

     Upon the occurrence of any of the following events, a Participant's rights with respect to any Stock Right granted to him or her hereunder which have not previously been exercised in full shall be adjusted as hereinafter provided, unless otherwise specifically provided in the written agreement between the Participant and the Company relating to such Stock Right or in any employment agreement between a Participant and the Company or an Affiliate:

     17.1 Stock Dividends and Stock Splits. If the shares of Common Stock shall be subdivided or combined into a greater or smaller number of shares or if the Company shall issue any shares of Common Stock as a stock dividend on its outstanding Common Stock, the number of shares of Common Stock deliverable upon the exercise of such Stock Right shall be appropriately increased or decreased proportionately, and appropriate adjustments shall be made in the purchase price per share to reflect such subdivision, combination or stock dividend. The number of Shares subject to options to be granted to Non-Employee Directors pursuant to
Section 6.3 shall also be proportionately adjusted upon the occurrence of such events.

     17.2 Consolidations or Mergers. If the Company is to be consolidated with or acquired by another entity in a merger in which the Company is not the surviving entity, a sale of all or substantially all of the Company's assets or otherwise (an "Acquisition"), either (i) the Committee or the board of directors of any entity assuming the obligations of the Company hereunder, shall, as to outstanding Options, make appropriate provision for the continuation of such Options by substituting on an equitable basis for the Shares then subject to such Options either the consideration payable with respect to the outstanding shares of Common Stock in connection with the Acquisition or securities of any successor or acquiring entity; or (ii) the vesting of all outstanding Options shall be accelerated and such Options shall become fully exercisable immediately prior to the Acquisition, notwithstanding any restrictions or vesting conditions set forth therein.

     17.3 Recapitalization or Reorganization. In the event of a recapitalization or reorganization of the Company (other than a transaction described in Section 17.2 above) pursuant to which securities of the Company or of another corporation are issued with respect to the outstanding shares of Common Stock, a Participant upon exercising a Stock Right shall be entitled to receive for the purchase price paid upon such exercise the securities he or she would have received if he or she had exercised such Stock Right prior to such recapitalization or reorganization.

     17.4 Modification of ISOs. Notwithstanding the foregoing, any adjustments made pursuant to Section 17.1, 17.2 or 17.3 with respect to ISOs shall be made only after the Committee determines whether such adjustments would constitute a "modification" of such ISOs (as that term is defined in Section 424(h) of the Code) or would cause any adverse tax consequences for the holders of such ISOs. If the Committee determines that such adjustments made with respect to ISOs would constitute a modification of such ISOs, it may refrain from making such adjustments, unless the holder of an ISO specifically requests in writing that such adjustment be made and such writing indicates that the holder has full knowledge of the consequences of such "modification" on his or her income tax treatment with respect to the ISO.

18.  ISSUANCES OF SECURITIES

     Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of Shares subject to Options. Except as expressly provided herein, no adjustments shall be made for dividends paid in cash or in property (including without limitation, securities) of the Company.

19.  FRACTIONAL SHARES

     No fractional share shall be issued under the Plan and the person exercising any Stock Right shall receive from the Company cash in lieu of any such fractional share equal to the Fair Market Value thereof determined in good faith by the Board of Directors of the Company.

20.  CONVERSION OF ISOS INTO NON-QUALIFIED OPTIONS: TERMINATION OF ISOS

     Any Options granted under this Plan which do not meet the requirements of the Code for ISOs shall automatically be deemed to be NQSOs without further action on the part of the Committee. The Committee, at the written request of any Participant, may in its discretion take such actions as may be necessary to convert such Participant's ISOs (or any portion thereof) that have not been exercised on the date of conversion into NQSOs at any time prior to the expiration of such ISOs, regardless of whether the Participant is an employee of the Company or an Affiliate at the time of such conversion. Such actions may include, but not be limited to, extending the exercise period or reducing the exercise price of the appropriate installments of such Options. At the time of such conversion, the Committee (with the consent of the Participant) may impose such conditions on the exercise of the resulting NQSOs as the Committee in its discretion may determine, provided that such conditions shall not be inconsistent with this Plan. Nothing in the Plan shall be deemed to give any Participant the right to have such Participant's ISOs converted into NQSOs, and no such conversion shall occur until and unless the Committee takes appropriate action. The Committee, with the consent of the Participant, may also terminate any portion of any ISO that has not been exercised at the time of such termination.

21.  WITHHOLDING

     In the event that any federal, state, or local income taxes, employment taxes, Federal Insurance Contributions Act ("FICA") withholdings or other amounts are required by applicable law or governmental regulation to be withheld from the Participant's salary, wages or other remuneration in connection with the exercise of a Stock Right or a Disqualifying Disposition (as defined in Section 22), the Participant shall advance in cash to the Company, or to any Affiliate of the Company which employs or employed the Participant, the amount of such withholdings unless a different withholding arrangement, including the use of shares of the Company's Common Stock, is authorized by the Committee (and permitted by law), provided, however, that with respect to persons subject to
Section 16 of the Exchange Act, any such withholding arrangement shall be in compliance with any applicable provisions of Rule 16b-3 promulgated under
Section 16 of the Exchange Act. For purposes hereof, the Fair Market Value of any shares withheld for purposes of payroll withholding shall be determined in the manner provided in Section 1 above, as of the most recent practicable date prior to the date of exercise. If the Fair Market Value of the shares withheld is less than the amount of payroll withholdings required, the Participant my be required to advance the difference in cash to the Company or the Affiliate employer. The Committee in its discretion may condition the exercise of an Option for less than the then Fair Market Value on the Participant's payment of such additional withholding.

22.  NOTICE TO COMPANY OF DISQUALIFYING DISPOSITION

     Each Key Employee who receives an ISO must agree to notify the Company in writing immediately after the Key Employee makes a "Disqualifying Disposition" of any Shares acquired pursuant to the exercise of an ISO. A Disqualifying Disposition is any disposition (including any sale) of such shares before the later of (a) two years after the date the Key Employee was granted the ISO, or
(b) one year after the date the Key Employee acquired Shares by exercising the ISO. If the Key Employee has died before such Shares are sold, these holding period requirements do not apply and no Disqualifying Disposition can occur thereafter.

23.  EFFECTIVE DATE; TERMINATION OF THE PLAN

     The Plan shall be effective on December 12, 1996, the date of its approval by the Board of Directors. The Plan will terminate on December 12, 2006. The Plan may be terminated at an earlier date by vote of the Board of Directors; provided, however, that any such earlier termination will not affect any Stock Rights granted or Stock Agreements executed prior to the effective date of such termination.

24.  AMENDMENT OF THE PLAN; AMENDMENT OF STOCK RIGHTS

     The Plan may be amended by the stockholders of the Company. The Plan may also be amended by the Board of Directors or the Committee, including, without limitation, to the extent necessary to qualify any or all outstanding Stock Rights granted under the Plan or Stock Rights to be granted under the Plan for favorable federal income tax treatment (including deferral of taxation upon exercise) as may be afforded incentive stock options under Section 422 of the Code, to the extent necessary to ensure that Stock Rights granted or to be granted under the Plan are in accordance with Rule 16b-3 under the Exchange Act, and to the extent necessary to qualify the shares issuable upon exercise of any outstanding Stock Rights granted, or Stock Rights to be granted, under the Plan for listing on any national securities exchange or quotation in any national automated quotation system of securities dealers. No modification or amendment of the Plan shall adversely affect his or her rights under a Stock Right previously granted to a Participant without such Participant's consent.

     In its discretion, the Committee may amend any term or condition of any outstanding Stock Right, provided, (i) such term or condition as amended is permitted by the Plan, (ii) if the amendment is adverse to the Participant, such amendment shall be made only with the consent of the Participant, (iii) any such amendment of any ISO shall be made only after the Committee determines whether such amendment would constitute a "modification" of any Stock Right which is an ISO (as that term is defined in Section 424(h) of the Code) or would cause any adverse tax consequences for the holder of such ISO, and (iv) with respect to any Stock Right held by any Participant who is subject to the provisions of
Section 16(a) of the Exchange Act, any such amendment shall be made only after the Committee determines whether such amendment would constitute the grant of a new Stock Right.

25.  EMPLOYMENT OR OTHER RELATIONSHIP

     Nothing in this Plan or any Stock Agreement shall be deemed to prevent the Company or an Affiliate from terminating the employment, consultancy or director status of a Participant, nor to prevent a Participant from terminating his or her own employment, consultancy or director status or to give any Participant a right to be retained in employment or other service by the Company or any Affiliate for any period of time.

26.  GOVERNING LAW

     This Plan shall be construed and enforced in accordance with the law of The Commonwealth of Massachusetts.

                      VERTEX PHARMACEUTICALS INCORPORATED

                  ANNUAL MEETING OF STOCKHOLDERS - MAY 8, 1997

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

        The undersigned does hereby constitute and appoint Joshua S. Boger and Richard H. Aldrich, or either one of them, the attorney(s) of the undersigned, with full power of substitution, with all the powers which the undersigned would possess if personally present, to vote all stock of Vertex Pharmaceuticals Incorporated which the undersigned is entitled to vote at the Annual Meeting of Stockholders of Vertex Pharmaceuticals Incorporated to be held at 130 Waverly Street, Cambridge, Massachusetts, on Thursday, May 8, 1997 at 9:30 A.M. and at any adjournment thereof, hereby acknowledging receipt of the Proxy Statement for such meeting and revoking all previous proxies.

        This Proxy, when properly executed, will be voted as directed. If no direction is made, this Proxy will be voted FOR the proposals listed on the reverse side and, in the case of other matters that legally come before the meeting, as said attorney(s) may deem advisable.

                  (Continued and to be signed on reverse side)
                                                              SEE REVERSE SIDE

PLEASE VOTE, SIGN, DATE, AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

1. Election of one (1) director to the class of directors whose term expires in 1998.

Nominee: Charles A. Sanders

[ ] For    [ ] Withheld

--------------------------------------------------------------
For all nominees except as noted above

2. Election of two (2) directors to the class of directors whose term expires in 2000.

Nominees: Barry M. Bloom and William W. Helman IV

[ ] For     [ ] Withheld

---------------------------------------------------------------
For all nominees except as noted above

3. Authorization of 50,000,000 additional
   shares of Common Stock, $.01 par value.     [ ] For  [ ] Against  [ ] Abstain

4. Authorization of 5,000,000 additional shares of Preferred Stock, $.01 par value. [ ] For [ ] Against [ ] Abstain

5. Approval of 1996 Stock and Option Plan.     [ ] For  [ ] Against  [ ] Abstain

6. Approval of the appointment of
   Coopers & Lybrand L.L.P. as Independent
   Accountants.                                [ ] For  [ ] Against  [ ] Abstain

Mark here for address                    Mark here if you plan
change and note at left [ ]              to attend the meeting [ ]

                                Please sign name exactly as name appears. When signing in a fiduciary capacity, please give full title. Co-fiduciaries and joint owners should each sign.

                                Signature:                        Date:
                                          -----------------------      ---------

                                Signature:                        Date:
                                          -----------------------      ---------